DYNAMEX INC. AND SUBSIDIARIES
CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
(In Thousands except Per Share Amounts)
(Unaudited)


                                                    Three Months Ended           Six Months Ended       Six Months Ended
                                                       January 31,                 January 31,            January 31,
                                             -------------------------------   --------------------   -------------------
                                               1996        1996       1997       1996        1997       1996       1997
                                             --------    --------   --------   --------    --------   --------   --------
Pro forma Pro forma

    Net Income (Loss)                        $    (22)   $    112   $    679   $    (85)   $    962   $    277   $  1,372
                                             ========    ========   ========   ========    ========   ========   ========

    Weighted Average Common shares
       Outstanding                              2,543       3,845      6,754      2,543       6,220      3,845      6,575

    Common Share Equivalents Related to
       Options and Warrants                     1,189         648        188      1,189         220        648        180
                                             --------    --------   --------   --------    --------   --------   --------

    Common Shares and Common Share
       Equivalents                              3,732       4,493      6,942      3,732       6,440      4,493      6,755
                                             ========    ========   ========   ========    ========   ========   ========

    Common Stock Price used under Treasury
       Stock Method                          $   8.00    $   8.00   $  10.17   $   8.00    $   9.87   $   8.00   $   9.87

    Net Income (Loss) per Common Share       $  (0.01)       0.02       0.10   $  (0.02)       0.15   $   0.06       0.20
                                             ========    ========   ========   ========    ========   ========   ========



                                       15